UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2012
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Note Offering

On October 18, 2012, CAL Funding II Limited (“CAL”), a wholly-owned indirect subsidiary of CAI International, Inc. (the “Company”), issued $171 million aggregate principal amount of 3.47% Series 2012-1 Fixed Rate Asset-Backed Notes (the “Notes”) pursuant to a Note Purchase Agreement among CAL, Container Applications Limited, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.  The net proceeds of the Notes were used to repay part of the borrowings under the Company’s senior secured revolving credit facility.

The terms of the Notes are governed by an Indenture, dated October 18, 2012 (the “Indenture”), between CAL and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Series 2012-1 Supplement to the Indenture, dated October 18, 2012 (the “Supplement”).  Principal and interest on the Notes is payable monthly commencing on November 26, 2012, with the Notes maturing in October 2027, subject to mandatory prepayments and acceleration under certain circumstances.  The Notes are secured by a first priority security interest on all of the assets of CAL.

The transaction documents contain customary affirmative and negative covenants, representations and warranties, indemnification provisions and events of default, which are subject to certain conditions and exceptions.

The Notes were offered within the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to persons outside of the United States in compliance with Regulation S under the Securities Act, and to other institutional accredited investors as defined in Rule 501 of Regulation D under the Securities Act.  The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction.

The foregoing description of the Notes, the Note Purchase Agreement, the Indenture, the Supplement and the other documents related to this transaction does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of these documents which are attached hereto as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Dritte Acquisition

On October 19, 2012, Container Applications Limited, a wholly-owned subsidiary of the Company, completed the previously announced acquisition of approximately 71,000 TEUs of container assets for approximately $87 million from Dritte Schroeder Container Beteiligungsgesellschaft mbH & CO. KG (“Dritte”) and its affiliate, Schroeder Leasing GMBH & Co. KG (“Schroeder”), pursuant to Container Purchase Agreements, dated October 19, 2012 (the “Container Purchase Agreements”), between Container Applications Limited and each of Dritte and Schroeder.  The Container Purchase Agreements contain customary representations and warranties, covenants and indemnifications provisions, which are subject to certain conditions and exceptions.

The foregoing description of the Container Purchase Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of these documents which are attached hereto as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Indenture, dated October 18, 2012, between CAL Funding II Limited and Wells Fargo Bank, National Association.

4.2	Series 2012-1 Supplement, dated October 18, 2012, to Indenture dated October 18, 2012, between CAL Funding II Limited and Wells Fargo Bank, National Association.

99.1	Note Purchase Agreement, dated October 11, 2012, among CAL Funding II Limited, Container Applications Limited, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

99.2	Contribution and Sale Agreement, dated October 18, 2012, between Container Applications Limited and CAL Funding II Limited.

99.3	Performance Guaranty, dated October 18, 2012, made by CAI International, Inc. for the benefit of Wells Fargo Bank, National Association.

99.4	Container Purchase Agreement, dated October 19, 2012, between Container Applications Limited and Dritte Schroeder Container Beteiligungsgesellschaft mbH & CO. KG.

99.5	Container Purchase Agreement, dated October 19, 2012, between Container Applications Limited and Schroeder Leasing GMBH & Co. KG.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2012	CAI INTERNATIONAL, INC.

/s/ Timothy B. Page
Timothy B. Page
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated October 18, 2012, between CAL Funding II Limited and Wells Fargo Bank, National Association.

4.2	Series 2012-1 Supplement, dated October 18, 2012, to Indenture dated October 18, 2012, between CAL Funding II Limited and Wells Fargo Bank, National Association.

99.1	Note Purchase Agreement, dated October 11, 2012, among CAL Funding II Limited, Container Applications Limited, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

99.2	Contribution and Sale Agreement, dated October 18, 2012, between Container Applications Limited and CAL Funding II Limited.

99.3	Performance Guaranty, dated October 18, 2012, made by CAI International, Inc. for the benefit of Wells Fargo Bank, National Association.

99.4	Container Purchase Agreement, dated October 19, 2012, between Container Applications Limited and Dritte Schroeder Container Beteiligungsgesellschaft mbH & CO. KG.

99.5	Container Purchase Agreement, dated October 19, 2012, between Container Applications Limited and Schroeder Leasing GMBH & Co. KG.